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                                                                 Exhibit (a)(15)

Subject: Stock Option Exchange Program Offer Expires 5.00 pm UK time 18 January
         2002!


Just a reminder to eligible employees who are considering participating in the stock option exchange program that the signature page to the Acceptance Letter must be received today by regular external mail or facsimile by NO LATER THAN 5:00 p.m., Uxbridge, UK time, on Friday January 18, 2002. Remember, once the offer expires, there will NOT be any other opportunity to submit an acceptance or a withdrawal to this tender offer.

For more information on the Stock Option Exchange Program, refer to the package of materials you received by email or contact:

                                            Peter Aronstam
                                            Chief Financial Officer
                                            Airspan Networks Inc.
                                            13450 West Sunrise Blvd.
                                            Sunrise, FL 33323
                                            Phone:  (954) 851-1680
                                            Fax:  (954) 851-1681

                                            Or:  Barbara Sheard
                                            Director of Human Resources
                                            Airspan Networks Inc.
                                            Cambridge House, Oxford Road
                                            Uxbridge, Middlesex UB8 1UN, UK
                                            Phone: +44 1895-467-110
                                            Fax:  +44 1895-467-132

                                            Or:     David Brant
                                            Vice President, Finance
                                            Airspan Networks Inc.
                                            Cambridge House, Oxford Road
                                            Uxbridge, Middlesex UB8 1UN, UK
                                            Phone: +44 1895-467-120
                                            Fax:  +44 1895-467-141
                  Thank you
                  Barbara Sheard
                  Director, Human Resources